Exhibit 99.1
Snap Inc. Announces Fourth Quarter and Full Year 2022 Financial Results
Daily Active Users increased 17% year-over-year to 375 million
Full year revenue of $4.6 billion and fourth quarter revenue of $1.3 billion
Fourth quarter operating cash flow of $125 million and Free Cash Flow of $78 million
Second full year of positive operating cash flow and Free Cash Flow
SANTA MONICA, Calif. – January 31, 2023 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter and full year ended December 31, 2022.
“We ended a challenging 2022 with 375 million Daily Active Users, 12% year-over-year annual revenue growth, and positive full year Free Cash Flow," said Evan Spiegel, CEO. "We continue to face significant headwinds as we look to accelerate revenue growth, and we are making progress driving improved return on investment for advertisers and innovating to deepen the engagement of our community.”
Annual Financial Summary
•Revenue increased 12% to $4.6 billion in 2022, compared to the prior year.
•Net loss was $1,430 million in 2022, including restructuring charges of $189 million, compared to $488 million in 2021.
•Third consecutive year of positive Adjusted EBITDA with $378 million in 2022.
•Second full year of positive operating cash flow and Free Cash Flow of $185 million and $55 million, respectively.
Q4 2022 Financial Summary
•Revenue was $1,300 million, compared to $1,298 million in the prior year.
•Net loss was $288 million, including restructuring charges of $34 million, compared to net income of $23 million in the prior year.
•Adjusted EBITDA was $233 million, compared to $327 million in the prior year.
•Operating cash flow was $125 million, compared to $186 million in the prior year.
•Free Cash Flow was $78 million, compared to $161 million in the prior year.

	Three Months Ended December 31,		Percent Change	Twelve Months Ended December 31,		Percent Change
	2022	2021		2022	2021

(Unaudited)	(in thousands, except per share amounts)
	(NM = Not Meaningful)
Revenue	$1,299,735	$1,297,885	0.1%	$4,601,847	$4,117,048	12%
Operating loss	$(287,597)	$(25,127)	NM	$(1,395,306)	$(702,069)	(99)%
Net income (loss)	$(288,460)	$22,550	NM	$(1,429,653)	$(487,955)	(193)%
Adjusted EBITDA(1)	$233,275	$326,793	(29)%	$377,573	$616,686	(39)%
Net cash provided by (used in) operating activities	$125,291	$185,528	(32)%	$184,614	$292,880	(37)%
Free Cash Flow(2)	$78,366	$160,963	(51)%	$55,308	$223,005	(75)%
Diluted net income (loss) per share attributable to common stockholders	$(0.18)	$0.01	NM	$(0.89)	$(0.31)	(187)%
Non-GAAP diluted net income (loss) per share(3)	$0.14	$0.22	(38)%	$0.17	$0.50	(65)%
(1)See page 10 for reconciliation of net income (loss) to Adjusted EBITDA. In the third quarter of 2022, we initiated a strategic reprioritization plan, which included a reduction of our global employee headcount by approximately 20%. Total restructuring charges included in our consolidated statements of operations for the three and twelve months ended December 31, 2022 were $34.3 million and $188.9 million, respectively.
(2)See page 10 for reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.
(3)See page 11 for reconciliation of diluted net income (loss) per share to non-GAAP diluted net income (loss) per share.

Q4 2022 Summary & Key Highlights
We grew and deepened our engagement with our community:
•DAUs were 375 million in Q4 2022, an increase of 56 million, or 17% year-over-year.
•DAUs increased sequentially and year-over-year in each of North America, Europe, and Rest of World.
•Total time spent watching Spotlight content grew over 100% year-over-year.
•17 content partners reached over 50 million global viewers each in Q4 2022.
•Through our broadcast partnerships with beIN SPORTS in Qatar and France, ITV in the UK, MediaPro in Spain, and Bell in Canada, among others, over 60 million Snapchatters watched World Cup Stories content on Snapchat and over 285 million Snapchatters engaged with World Cup AR.
•We renewed our partnerships with UFC and the Washington Post in the US. Internationally, we expanded our partnership with Groupe M6 in France and signed new agreements with BBC Studios in the UK, G+J Medien (RTL) in Germany, and Totem Global in Australia.
We are focused on expanding and diversifying our revenue growth:
•In Q4, our subscription service Snapchat+ reached over 2.0 million paying subscribers. Snapchat+ offers exclusive, experimental, and pre-release features, and in Q4 we launched new features such as Custom Story Expiration and Custom Notification Sounds, providing subscribers with over 12 exclusive features.
•We've improved the accessibility of Conversions API (CAPI) by enabling access through four new third-party partners, closing the year with 12 total, making CAPI more accessible to all advertisers on our platform.
•We’ve accelerated our commerce integrations through the launch of our partnership with BigCommerce, enabling tens of thousands of merchants to seamlessly sync catalogs and run Dynamic Ads.
•We've partnered with Smartly.io to unlock growth and drive performance through real time automation. Through Smartly.io’s creative and campaign management tools, brands can tap into their automated ads by scaling thousands of targeted versions.
•Thousands of brands continued investing in their organic presence on Snapchat via Public Profiles for Businesses to build deeper connections, and grow their audience and organic engagements.
We invested in our augmented reality platform:
•Over 300,000 AR creators and developers have built more than 3 million AR Lenses.
•In our latest Lens Studio release, we unveiled several new features including garment, earring, and wrist wear try‑on.
•We powered more than 161 million product trials by over 35 million Snapchatters for Walmart, leveraging Catalog-Powered Shopping Lenses at-scale.
•We launched a new Camera Kit integration with H&M enabling an AR try-on experience of their collection of immersive AR fashion, co-designed by H&M and the Institute of Digital Fashion.
•Luxottica Sunglass Hut drove over 14 million try-ons through Catalog-powered Shopping Lenses.
•In celebration of the film Avatar: The Way of Water, we teamed up with Disney to create an augmented reality Lens that turns any Snapchatter into a Na'vi. This is the first ever sponsored AR Lens integration into the SoFi Stadium infinity screen surprising and delighting attendees.
•In partnership with New Balance, we created a Holiday Gifting Concierge Lens to offer Snapchatters gifting inspiration using augmented reality and speech recognition via voiceML.
•We announced a first-of-its-kind Bitmoji Drop in partnership with adidas that allows Snapchatters to use Snap Tokens to claim an exclusive adidas track jacket. Snapchatters viewed the Bitmoji Drop banner over 280 million times.

Financial Guidance
Given uncertainties related to the operating environment, we are not providing our expectations for revenue or adjusted EBITDA for the first quarter of 2023.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:30 p.m. Pacific / 5:30 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense, other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.
Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.
Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, our future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, geo-political conflicts, and the COVID-19 pandemic, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay outstanding debt; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts, the COVID-19 pandemic, and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income (loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net income (loss)	$(288,460)	$22,550	$(1,429,653)	$(487,955)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	48,491	34,863	202,173	119,141
Stock-based compensation	450,574	297,564	1,387,787	1,092,135
Amortization of debt issuance costs	1,837	1,010	6,865	4,311
Losses (gains) on debt and equity securities, net	21,279	(65,525)	36,838	(289,052)
Induced conversion expense related to convertible notes	—	—	—	41,538
Other	(741)	4,624	15,596	8,643
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(182,216)	(154,923)	(119,780)	(332,967)
Prepaid expenses and other current assets	(8,803)	(11,045)	(40,917)	(26,607)
Operating lease right-of-use assets	18,236	12,041	71,441	47,258
Other assets	12,129	(5,476)	(504)	(10,916)
Accounts payable	(13,950)	36,149	46,492	53,579
Accrued expenses and other current liabilities	88,890	27,366	71,706	117,092
Operating lease liabilities	(22,455)	(14,029)	(68,886)	(49,294)
Other liabilities	480	359	5,456	5,974
Net cash provided by (used in) operating activities	125,291	185,528	184,614	292,880
Cash flows from investing activities
Purchases of property and equipment	(46,925)	(24,565)	(129,306)	(69,875)
Purchases of strategic investments	(13,996)	(7,650)	(26,346)	(41,160)
Sales of strategic investments	—	342	63,276	36,777
Cash paid for acquisitions, net of cash acquired	(35,409)	(134,324)	(67,067)	(310,915)
Purchases of marketable securities	(753,372)	(542,217)	(3,485,638)	(2,438,983)
Sales of marketable securities	23,799	12,000	75,716	379,555
Maturities of marketable securities	704,773	529,981	2,525,215	2,536,725
Other	16	(562)	(18,125)	(1,897)
Net cash provided by (used in) investing activities	(121,114)	(166,995)	(1,062,275)	90,227
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	—	—	1,483,500	1,137,227
Purchase of capped calls	—	—	(177,000)	(86,825)
Proceeds from the exercise of stock options	401	2,916	4,272	14,671
Payments of debt issuance costs	—	—	(3,006)	—
Repurchases of Class A non-voting common stock	(500,539)	—	(1,001,052)	—
Net cash provided by (used in) financing activities	(500,138)	2,916	306,714	1,065,073
Change in cash, cash equivalents, and restricted cash	(495,961)	21,449	(570,947)	1,448,180
Cash, cash equivalents, and restricted cash, beginning of period	1,919,737	1,973,274	1,994,723	546,543
Cash, cash equivalents, and restricted cash, end of period	$1,423,776	$1,994,723	$1,423,776	$1,994,723
Supplemental disclosures
Cash paid for income taxes, net	$3,121	$9,105	$12,087	$25,333
Cash paid for interest	$682	$638	$8,873	$10,887

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$1,299,735	$1,297,885	$4,601,847	$4,117,048
Costs and expenses:
Cost of revenue	481,311	449,151	1,815,342	1,750,246
Research and development	584,942	434,195	2,109,800	1,565,467
Sales and marketing	295,150	245,228	1,118,746	792,764
General and administrative	225,929	194,438	953,265	710,640
Total costs and expenses	1,587,332	1,323,012	5,997,153	4,819,117
Operating loss	(287,597)	(25,127)	(1,395,306)	(702,069)
Interest income	28,698	1,554	58,597	5,199
Interest expense	(5,312)	(4,050)	(21,459)	(17,676)
Other income (expense), net	(20,043)	63,204	(42,529)	240,175
Loss before income taxes	(284,254)	35,581	(1,400,697)	(474,371)
Income tax benefit (expense)	(4,206)	(13,031)	(28,956)	(13,584)
Net income (loss)	$(288,460)	$22,550	$(1,429,653)	$(487,955)
Net income (loss) per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.18)	$0.01	$(0.89)	$(0.31)
Diluted	$(0.18)	$0.01	$(0.89)	$(0.31)
Weighted average shares used in computation of net income (loss) per share:
Basic	1,573,883	1,604,778	1,608,304	1,558,997
Diluted	1,573,883	1,668,879	1,608,304	1,558,997

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value, unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,423,121	$1,993,809
Marketable securities	2,516,003	1,699,076
Accounts receivable, net of allowance	1,183,092	1,068,873
Prepaid expenses and other current assets	134,431	92,244
Total current assets	5,256,647	4,854,002
Property and equipment, net	271,777	202,644
Operating lease right-of-use assets	370,952	322,252
Intangible assets, net	204,480	277,654
Goodwill	1,646,120	1,588,452
Other assets	279,562	291,302
Total assets	$8,029,538	$7,536,306
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$181,774	$125,282
Operating lease liabilities	46,485	52,396
Accrued expenses and other current liabilities	987,340	674,108
Total current liabilities	1,215,599	851,786
Convertible senior notes, net	3,742,520	2,253,087
Operating lease liabilities, noncurrent	386,271	325,509
Other liabilities	104,450	315,756
Total liabilities	5,448,840	3,746,138
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,371,242 shares issued, 1,319,930 shares outstanding at December 31, 2022 and 3,000,000 shares authorized, 1,364,887 shares issued and outstanding at December 31, 2021.	13	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,529, shares issued and outstanding at December 31, 2022 and 700,000 shares authorized, 22,769 shares issued and outstanding at December 31, 2021.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at December 31, 2022 and 260,888 shares authorized, 231,627 shares issued and outstanding at December 31, 2021.	2	2
Treasury stock, at cost. 51,312 shares of Class A non-voting common stock at December 31, 2022.	(500,514)	—
Additional paid-in capital	13,309,828	12,069,097
Accumulated deficit	(10,214,657)	(8,284,466)
Accumulated other comprehensive income (loss)	(13,974)	5,521
Total stockholders’ equity	2,580,698	3,790,168
Total liabilities and stockholders’ equity	$8,029,538	$7,536,306

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$125,291	$185,528	$184,614	$292,880
Less:
Purchases of property and equipment	(46,925)	(24,565)	(129,306)	(69,875)
Free Cash Flow	$78,366	$160,963	$55,308	$223,005

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Adjusted EBITDA reconciliation:
Net income (loss)	$(288,460)	$22,550	$(1,429,653)	$(487,955)
Add (deduct):
Interest income	(28,698)	(1,554)	(58,597)	(5,199)
Interest expense	5,312	4,050	21,459	17,676
Other (income) expense, net	20,043	(63,204)	42,529	(240,175)
Income tax (benefit) expense	4,206	13,031	28,956	13,584
Depreciation and amortization	34,975	34,863	186,434	119,141
Stock-based compensation expense	446,339	297,564	1,353,283	1,092,135
Payroll and other tax expense related to stock-based compensation	5,172	19,493	44,213	107,479
Restructuring charges (1)	34,386	—	188,949	—
Adjusted EBITDA	$233,275	$326,793	$377,573	$616,686
(1)Restructuring charges in 2022 were composed primarily of severance and related charges of $6.0 million and $97.1 million for the three and twelve months ended December 31, 2022, respectively, stock-based compensation expense, lease exit and related charges, impairment charges, contract termination charges, and intangible asset amortization. These charges are non-recurring and not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Depreciation and amortization expense: (1)
Cost of revenue	$8,114	$4,832	$24,235	$19,711
Research and development	29,834	19,444	98,041	62,159
Sales and marketing	6,130	7,118	67,169	21,772
General and administrative	4,413	3,469	12,728	15,499
Total	$48,491	$34,863	$202,173	$119,141
(1)Depreciation and amortization expense in 2022 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Stock-based compensation expense: (1)
Cost of revenue	$4,248	$2,586	$12,288	$17,221
Research and development	319,447	202,953	970,746	740,130
Sales and marketing	69,346	45,991	203,092	164,241
General and administrative	57,533	46,034	201,661	170,543
Total	$450,574	$297,564	$1,387,787	$1,092,135
(1)Stock-based compensation expense in 2022 includes restructuring charges.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Non-GAAP net income (loss) reconciliation:
Net income (loss)	$(288,460)	$22,550	$(1,429,653)	$(487,955)
Amortization of intangible assets	18,073	20,228	123,413	63,184
Stock-based compensation expense	446,339	297,564	1,353,283	1,092,135
Payroll and other tax expense related to stock-based compensation	5,172	19,493	44,213	107,479
Restructuring charges (1)	34,386	—	188,949	—
Income tax adjustments	(988)	(374)	(2,507)	(192)
Non-GAAP net income (loss)	$214,522	$359,461	$277,698	$774,651

Weighted-average common shares - Diluted (2)	1,573,883	1,668,879	1,608,304	1,558,997

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net income (loss) per share	$(0.18)	$0.01	$(0.89)	$(0.31)
Non-GAAP adjustment to net income (loss)	0.32	0.21	1.06	0.81
Non-GAAP diluted net income (loss) per share	$0.14	$0.22	$0.17	$0.50
(1)Restructuring charges in 2022 were composed primarily of severance and related charges of $6.0 million and $97.1 million for the three and twelve months ended December 31, 2022, respectively, stock-based compensation expense, lease exit and related charges, impairment charges, contract termination charges, and intangible asset amortization. These charges are non-recurring and not reflective of underlying trends in our business.
(2)For the three months ended December 31, 2021, the weighted average common shares used in computation of diluted net income per share excludes shares underlying outstanding convertible notes and capped calls as such shares were antidilutive. For the three and twelve months ended December 31, 2022 and the twelve months ended December 31, 2021, the weighted average common shares used in computation of diluted net loss per share excludes shares underlying outstanding stock-based awards, convertible notes, and capped calls as such shares were anti-dilutive.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$71,552	$185,528	$127,459	$(124,081)	$55,945	$125,291
Net cash provided by (used in) operating activities - YoY (year-over-year)	231%	453%	(7)%	23%	(22)%	(32)%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$54,807	$292,880	$283,453	$260,458	$244,851	$184,614
Purchases of property and equipment	$(19,836)	$(24,565)	$(21,175)	$(23,370)	$(37,836)	$(46,925)
Purchases of property and equipment - YoY	35%	49%	95%	60%	91%	91%
Purchases of property and equipment - TTM	$(61,757)	$(69,875)	$(80,199)	$(88,946)	$(106,946)	$(129,306)
Free Cash Flow	$51,716	$160,963	$106,284	$(147,451)	$18,109	$78,366
Free Cash Flow - YoY	174%	333%	(16)%	(27)%	(65)%	(51)%
Free Cash Flow - TTM	$(6,950)	$223,005	$203,254	$171,512	$137,905	$55,308
Common shares outstanding	1,605,153	1,619,283	1,632,563	1,644,974	1,605,868	1,574,086
Common shares outstanding - YoY	8%	8%	7%	4%	—%	(3)%
Shares underlying stock-based awards	92,726	82,814	75,066	92,105	94,772	131,718
Shares underlying stock-based awards - YoY	(33)%	(34)%	(32)%	(12)%	2%	59%
Total common shares outstanding plus shares underlying stock-based awards	1,697,879	1,702,097	1,707,629	1,737,079	1,700,640	1,705,804
Total common shares outstanding plus shares underlying stock-based awards - YoY	5%	4%	5%	3%	—%	—%

Results of Operations
Revenue	$1,067,471	$1,297,885	$1,062,727	$1,110,909	$1,128,476	$1,299,735
Revenue - YoY	57%	42%	38%	13%	6%	0.1%
Revenue - TTM	$3,730,485	$4,117,048	$4,410,191	$4,538,992	$4,599,997	$4,601,847
Revenue by region (1)
North America	$786,917	$932,077	$758,261	$785,681	$811,602	$880,310
North America - YoY	60%	41%	37%	12%	3%	(6)%
North America - TTM	$2,700,787	$2,973,701	$3,178,990	$3,262,936	$3,287,621	$3,235,854
Europe	$153,121	$208,912	$162,132	$170,097	$161,396	$218,552
Europe - YoY	49%	48%	43%	12%	5%	5%
Europe - TTM	$560,616	$627,920	$676,433	$694,262	$702,537	$712,177
Rest of World	$127,433	$156,896	$142,334	$155,131	$155,478	$200,873
Rest of World - YoY	53%	42%	38%	21%	22%	28%
Rest of World - TTM	$469,082	$515,427	$554,768	$581,794	$609,839	$653,816
Operating loss	$(180,824)	$(25,127)	$(271,527)	$(400,940)	$(435,242)	$(287,597)
Operating loss - YoY	(8)%	74%	11%	(108)%	(141)%	NM
Operating loss - Margin	(17)%	(2)%	(26)%	(36)%	(39)%	(22)%
Operating loss - TTM	$(774,178)	$(702,069)	$(669,990)	$(878,418)	$(1,132,836)	$(1,395,306)
Net income (loss)	$(71,959)	$22,550	$(359,624)	$(422,067)	$(359,502)	$(288,460)
Net income (loss) - YoY	64%	120%	(25)%	(178)%	(400)%	NM
Net income (loss) - TTM	$(623,604)	$(487,955)	$(560,697)	$(831,100)	$(1,118,643)	$(1,429,653)
Adjusted EBITDA	$174,199	$326,793	$64,468	$7,190	$72,640	$233,275
Adjusted EBITDA - YoY	209%	97%	3872%	(94)%	(58)%	(29)%
Adjusted EBITDA - Margin (2)	16%	25%	6%	1%	6%	18%
Adjusted EBITDA - TTM	$455,502	$616,686	$682,863	$572,650	$471,091	$377,573
(1)Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Other
DAU (in millions)	306	319	332	347	363	375
DAU - YoY	23%	20%	18%	18%	19%	17%
DAU by region (in millions)
North America	96	97	98	99	100	100
North America - YoY	7%	6%	5%	4%	4%	3%
Europe	80	82	84	86	88	92
Europe - YoY	11%	11%	10%	10%	11%	12%
Rest of World	130	140	150	162	175	183
Rest of World - YoY	49%	41%	36%	35%	34%	31%
ARPU	$3.49	$4.06	$3.20	$3.20	$3.11	$3.47
ARPU - YoY	28%	18%	17%	(4)%	(11)%	(15)%
ARPU by region
North America	$8.20	$9.58	$7.77	$7.93	$8.13	$8.77
North America - YoY	49%	33%	31%	8%	(1)%	(9)%
Europe	$1.92	$2.54	$1.93	$1.98	$1.83	$2.38
Europe - YoY	34%	33%	30%	2%	(5)%	(6)%
Rest of World	$0.98	$1.12	$0.95	$0.96	$0.89	$1.10
Rest of World - YoY	3%	1%	2%	(11)%	(9)%	(2)%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	5,190	5,661	6,131	6,446	5,706	5,288
Employees - YoY	40%	47%	52%	38%	10%	(7)%

Depreciation and amortization expense
Cost of revenue	$4,876	$4,832	$5,512	$5,061	$5,548	$8,114
Research and development	17,321	19,444	22,123	22,362	23,722	29,834
Sales and marketing	6,306	7,118	7,392	49,061	4,586	6,130
General and administrative	4,007	3,469	3,073	2,807	2,435	4,413
Total	$32,510	$34,863	$38,100	$79,291	$36,291	$48,491
Depreciation and amortization expense - YoY	49%	53%	62%	180%	12%	39%

Stock-based compensation expense
Cost of revenue	$9,132	$2,586	$2,446	$2,849	$2,745	$4,248
Research and development	198,893	202,953	182,866	221,650	246,783	319,447
Sales and marketing	51,675	45,991	42,071	48,577	43,098	69,346
General and administrative	41,198	46,034	48,061	45,734	50,333	57,533
Total	$300,898	$297,564	$275,444	$318,810	$342,959	$450,574
Stock-based compensation expense - YoY	57%	35%	16%	24%	14%	51%